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Exhibit 10.2

FIRST AMENDMENT TO THE
NUESTRA TARJETA DE SERVICIOS, INC.
2001 STOCK OPTION AND INCENTIVE PLAN

        WHEREAS, effective July 18, 2006, the Board of Directors of El Banco Financial Corporation (formerly Nuestra Tarjeta de Servicios, Inc.) (the "Company") approved the following amendment to the Nuestra Tarjeta de Servicios, Inc. 2001 Stock Option and Incentive Plan (the "Plan");

        NOW, THEREFORE, the Plan is hereby amended as follows:

        Section 1.  Amendment of the Plan.

        (b)   The plan shall be renamed the "El Banco Financial Corporation 2001 Stock Option and Incentive Plan"

        (a)   The first paragraph of Section 5.1 is amended to read as follows:

          Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 of this Plan, the maximum number of shares of Stock that may be issued hereunder shall be 1,300,000. Any or all shares of Stock subject to the Plan may be issued in any combination of Incentive Stock Options, non-Incentive Stock Options, Restricted Stock, or SARs, and the amount of Stock subject to the Plan may be increased from time to time in accordance with Article 10, provided that the total number of shares of Stock issuable pursuant to Incentive Stock Options may not be increased to more than 500,000 (other than pursuant to antidilution adjustments) without shareholder approval. Shares subject to an Option or issued as an Award may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph), or any forfeited portion of an Award, may again be optioned or awarded under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option or award hereunder.

        Section 2.  Effect on Plan.    Except as otherwise specifically provided herein, the Plan shall not be amended but shall remain in full force and effect.

        Section 3.  Headings.    The Section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

        IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of July 18, 2006, in accordance with the authority provided by the Board of Directors.

El Banco Financial Corporation.
By:	/s/ DREW W. EDWARDS
	Name:	Drew W. Edwards
	Title:	Chief Executive Officer

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FIRST AMENDMENT TO THE NUESTRA TARJETA DE SERVICIOS, INC. 2001 STOCK OPTION AND INCENTIVE PLAN